Exhibit 10.94
Schedule I
Performance Condition

Performance Period: Fiscal Years [ ] ([ ] through [ ])
A number of PSUs equal to a percentage of the Target Number of PSUs set forth on the Certificate of Grant will become Earned PSUs on the Determination Date (and will become deliverable to you upon the Vesting Date or such other date as set forth in the Award) based on the level of achievement of actual Adjusted Revenue Growth, actual Cumulative Adjusted EPS, actual [ ] ROIC and actual Relative TSR Percentile during the Performance Period as set forth in the tables below with [ ]% of the Target Number of PSUs to be determined by achievement of actual Adjusted Revenue Growth, [ ]% to be determined by Cumulative Adjusted EPS, [ ]% to be determined by achievement of actual [ ] ROIC and 40% to be determined by achievement of actual Relative TSR Percentile. Achievement of actual Adjusted Revenue Growth, actual Cumulative Adjusted EPS, and actual [ ] ROIC and actual Relative TSR Percentile in between the performance levels set forth in the tables below will be pro-rated based on linear interpolation. The total number of Earned PSUs hereunder, if any, will be the sum of (i) the applicable percentage of the Target Number of PSUs earned based on actual Adjusted Revenue Growth, (ii) the applicable percentage of the Target Number of PSUs earned based on actual Cumulative Adjusted Earnings Per Share, (iii) the applicable percentage of the Target Number of PSUs earned based on actual [ ] Return on Invested Capital and (iv) the applicable percentage of the Target Number of PSUs earned based on actual Relative TSR Percentile, in each case, as set forth on the tables below:

Compound Annual Target - Adjusted Revenue Growth: [ ]%

Actual Annual Adjusted Revenue Growth Performance Level	Percentage of [ ]% of Target Number of PSUs Earned (Adjusted Revenue Component)
less than [ ]%	0%
[ ]%	50%
[ ]%	100%
[ ]% or greater	200%

Cumulative Target - Adjusted Earnings Per Share: $[ ]

Actual Adjusted Earnings per Share Performance Level	Percentage of [ ]% of Target Number of PSUs Earned (Adjusted Earnings per Share Component),
less than $[ ]	0%
$[ ]	50%
$[ ]	100%
$[ ] or greater	200%

[ ] Target – Return on Invested Capital: [ ]%

Actual ROIC During Last Fiscal Year of the Performance Period	Percentage of [ ]% of Target Number of PSUs Earned (ROIC Component)
less than [ ]%	0%
[ ]%	50%
[ ]%	100%
[ ]% or greater	200%

Relative TSR Percentile Target: [ ] Percentile

Relative TSR Percentile	Percentage of [ ]% of Target Number of PSUs Earned (TSR Component)
less than [ ]th Percentile	0%
[ ]th Percentile	50%
[ ]th Percentile	100%
[ ]th Percentile or greater	200%

“Adjusted Operating Income” means operating income adjusted to eliminate: (a) the change in amortization of acquisition-related intangible assets; (b) the impact of the change in fair value related to certain gasoline and diesel agreements; (c) severance and other charges; (d) the effect of material acquisitions and divestitures; (e) merger and integration related charges related to material acquisitions; and (f) other items impacting comparability.

“Adjusted Operating Income Growth” means operating income growth adjusted to eliminate: (a) the change in amortization of acquisition-related intangible assets; (b) the impact of the change in fair value related to certain gasoline and diesel agreements; (c) severance and other charges; (d) the effect of material acquisitions and divestitures; (e) merger and integration related charges related to material acquisitions; and (f) other items impacting comparability.
“Adjusted Revenue” means revenue, adjusted to eliminate the impact of currency translation and material acquisitions and divestitures.
“Adjusted Revenue Growth” means revenue growth, adjusted to eliminate the impact of currency translation and material acquisitions and divestitures.
“Adjusted Earnings per Share” means the quotient of (x) the cumulative Adjusted Net Income during the Performance Period divided by (y) Diluted Shares Outstanding.
“Average Invested Capital” means the simple average of: (a) the total outstanding debt; plus (b) stockholders equity; minus (c) net intangibles and goodwill resulting from the application of purchase accounting to the 2007 going-private transaction, as reported for the second and third fiscal year-ends of the Performance Period.
“Diluted Shares Outstanding” means [ ] shares.
“Adjusted Net Income” means net income excluding: (a) cumulative effect of a change in accounting principle, income or loss from disposed or discontinued operations and any gains or losses on disposed or discontinued operations, all as determined in accordance with United States GAAP; (b) any incremental amortization or depreciation resulting from the application of purchase accounting to the 2007 going-private transaction; (c) any significant severance or other costs related to the Company’s major restructuring efforts; (d) any significant gains, losses or settlements that impact comparability between years; (e) any gain or loss from the early extinguishment of indebtedness including any hedging obligations or other derivative instrument and any changes in the fair value of gas and diesel fuel derivatives; (f) any share based compensation expense or reversal recorded in accordance with US GAAP; (g) the effects of changes in foreign currency translation rates from such rates used in the calculation of the initial adjusted net income target; (h) the impact of material acquisitions and divestitures that impact the comparability with the target; and (i) the tax impact of the above adjustments to adjusted net income which represents the tax provision or benefit associated with the adjusted income or expenses using the appropriate tax rate.
“ROIC” means: (x) operating income for the fiscal year ending [ ] excluding (a) the cumulative effect of a change in accounting principle, income or loss from disposed or discontinued operations and any gains or losses on disposed or discontinued operations, all as determined in accordance with United States GAAP; (b) any incremental amortization or depreciation resulting from the application of purchase accounting to the 2007 going-private transaction; (c) any severance or other costs related to the Company’s major restructuring efforts; (d) any significant gains, losses or settlements that impact comparability between years; (e) any changes in the fair value of gas and diesel fuel derivatives; (f) the effects of changes in foreign currency translation rates from such rates used in the calculation of the ROIC target; and (g) the impact of material acquisitions and divestitures that impact the comparability with the target; divided by (y) Average Invested Capital.

Relative TSR Percentile

TSR Measurement Period: The period commencing on [ ] and ending on the earlier of (i) [ ] and (ii) the date upon which a Change of Control occurs.

Relative TSR Percentile: The Relative TSR Percentile shall be the Company’s Total Shareholder Return (as calculated below) during the TSR Measurement Period, ranked as a percentile as compared to the Total Shareholder Return of the other companies within the Peer Group.

“Total Shareholder Return” means, with respect to any company, an amount (expressed as a percentage return) equal to:

(i) the sum of (x) the Ending Stock Price minus the Beginning Stock Price, plus (y) the amount of any dividends and distributions paid on a per share basis (calculated as if such dividends had been reinvested in the applicable company’s common stock on the applicable dividend date) cumulatively over the performance period, divided by (ii) the Beginning Stock Price.

“Beginning Stock Price” means, with respect to any company, the average closing price per share of common stock for the twenty (20) trading days immediately prior to the first trading day of the TSR Measurement Period.

“Ending Stock Price” means, with respect to any company, the average closing price per share of common stock for the twenty (20) trading days immediately prior to the last day of the TSR Measurement Period.

“Peer Group” means the following companies:

[ ]

Any company in the Peer Group that ceases to be publicly held during the TSR Measurement Period (i) due to bankruptcy, liquidation or reorganization, shall remain in the Peer Group for purposes of calculation of the Relative TSR Percentile (with such company deemed to have a Total Shareholder Return of -100% and ranked at the bottom of the Peer Group) or (ii) due to a merger, sale, acquisition, business combination or other similar event, shall be excluded from the Peer Group for purposes of calculation of the Relative TSR Percentile.